UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013 (February 4, 2013)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2013, Kevin Tarrant informed the Board of his election to retire as Chief Human Resources Officer, effective February 1, 2013. In connection with his retirement, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company resolved, at a meeting held on February 4, that the equity incentive awards received by Mr. Tarrant under the Omnibus Incentive Plan (the “Plan”) prior to his retirement may continue to vest according to their original vesting schedule and any vested stock options held by Mr. Tarrant can be exercised up to 36 months after his departure date. Absent such action, Mr. Tarrant’s unvested equity incentive awards would have been cancelled or forfeited, and he would have been required to exercise his vested stock options within twelve months of the date of his retirement. The Board expressed their gratitude to Mr. Tarrant for his service to the Company.

Also in connection with Mr. Tarrant’s expected retirement and to ensure orderly transition, on February 5, 2013, the Board appointed Christopher Harrison to replace Mr. Tarrant as Chief Human Resources Officer, effective February 1, 2013. Mr. Harrison previously served as Vice President, Human Resources for a global division of TE Connectivity (formerly Tyco Electronics) and prior to that he held senior positions with ITT Corporation and Stanley Black & Decker Inc.

Additionally, in connection with an internal business reorganization which resulted in the combination of the Trailer Systems and Aftermarket Business Units with the Driveline Controls Business Unit, on February 5, 2013, the Board approved the appointment of Nick Rens, formerly Vice President, Trailer Systems and Aftermarket, to Vice President, Trailer Systems, Aftermarket and Driveline Controls, thereby extending the scope of his existing role.

On February 5, 2013, the Board approved a recommendation by the Committee to modify the design of the Company’s Long-Term Incentive Program under the Plan. Historically, the annual equity incentive awards that are part of the Company’s Long-Term Incentive Program are granted in the form of a combination of stock options and restricted stock units, both of which vest ratably over three years following the date of grant. Commencing in 2013, the Company will replace the stock options component with performance share units (PSUs), the vesting of which would occur, if at all, and at levels depending upon, the achievement of three-year cumulative performance earnings per share goals approved by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2013	WABCO HOLDINGS INC.

	By:	/S/ VINCENT PICKERING
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary